Exhibit 99.1

FOR IMMEDIATE PRESS RELEASE

FOR:	PMC COMMERCIAL TRUST	CONTACT:	Investor Relations
	17950 Preston Road, Suite 600		972-349-3235
Dallas, TX 75252

PMC COMMERCIAL TRUST ANNOUNCES INCREASED
SECOND QUARTER DIVIDEND TO
$0.225 PER SHARE

PMC Commercial Trust
AMEX (Symbol: “PCC”)

Dallas, Texas	June 17, 2008

PMC Commercial Trust (“PMC Commercial” or the “Company”), a real estate investment trust, announced today that its Board of Trust Managers (the “Board”) has declared a quarterly cash dividend of $0.225 per common share to be paid to shareholders of record on June 30, 2008. The Company will pay the dividend on July 9, 2008. The declared dividend represents a $0.025 increase (12.5%) from our prior quarterly dividend paid April 7, 2008. The Board established the dividend in an amount it believes can reasonably be declared in each of the remaining quarters of the year although no assurances can be given to that effect.

The dividend is our 58th consecutive quarterly dividend.

PMC Commercial primarily originates loans to small businesses primarily secured by real estate.

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the Company “expects,” “anticipates,” “will” or words of similar import. Similarly, statements that described the Company’s future plans, objectives or goals are also forward-looking statements. Such forward-looking statements can be subject to certain risks and uncertainties, including the financial performance of the Company, real estate conditions and market valuation of its stock, which could cause actual results to differ materially from those currently anticipated. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.